Exhibit 3.8

Constitution

Amcor Pty Ltd
ACN 000 017 372

(On 25 June 2019, Amcor Ltd lodged a request with ASIC to convert from being a public company to a proprietary company)

Table of Contents

1.	Interpretation	1
2.	Issue of shares with special rights	2
3.	Board’s power to issue shares	2
4.	Surrender of shares	3
5.	Joint holders	3
6.	Non-recognition of equitable or other interests	3
7.	Certificates	3
8.	Power to make calls	4
9.	Obligation for calls	4
10.	When a call is made	4
11.	Interest on the late payment of calls	4
12.	Instalments	4
13.	Notice requiring payment of sums payable	4
14.	Time and place for payment	4
15.	Forfeiture on non-compliance with notice	4
16.	Notice of forfeiture	5
17.	Disposal of forfeited shares	5
18.	Annulment of forfeiture	5
19.	Liability despite forfeiture	5
20.	Company’s lien or charge	5
21.	Sale of shares to enforce lien	5
22.	Title to shares forfeited or sold to enforce lien	5
23.	Payments by the Company	6
24.	Instrument of transfer required	7
25.	Board may refuse to register	7
26.	When transfer effective	7
27.	Closing Register	7
28.	Instrument of transfer and certificate (if any)	7
29.	Transmission on death	7
30.	Transmission by operation of law	7
31.	Power to alter share capital	8
32.	General meetings	8
33.	Notice of general meeting	8
34.	Quorum at general meetings	8
35.	Adjournment in absence of quorum	8
36.	Chairman of the meeting	8
37.	General conduct of meeting	9
38.	Adjournment	9
39.	Voting on show of hands	9
40.	When a poll may be demanded	9

2

41.	Taking a poll	9
42.	Resolution of single shareholder	10
43.	Special meetings	10
44.	Voting rights	10
45.	Voting rights of personal representatives, etc	10
46.	Proxies	10
47.	Validity, revocation	11
48.	Board may issue forms of proxy	11
49.	Attorneys of shareholders	11
50.	Number of Directors	11
51.	Power to appoint Directors	12
52.	Remuneration of Directors	12
53.	Retirement benefits	12
54.	Directors may contract with Company	12
55.	Director may hold other office	12
56.	Exercise of voting power in other corporations	13
57.	Directors may lend to the Company	13
58.	Director may appoint alternate Director	13
59.	Cessation of directorship	14
60.	Appointment of a Managing Director	14
61.	Procedures relating to Board meetings	14
62.	Quorum at Board meetings	14
63.	Meetings by telephone or other means of communication	15
64.	Votes at meetings	15
65.	Chairman and Deputy Chairman	15
66.	Powers of meetings	15
67.	Committees	15
68.	Validity of acts	16
69.	Resolution in writing	16
70.	General powers of the Board	17
71.	Powers of the board	17
72.	Power to borrow and guarantee	17
73.	Power to give security	17
74.	Power to authorise debenture holders, etc to make calls	17
75.	Power to issue bond, debenture or other security	17
76.	Personal liability of officer	17
77.	Seal and document execution	17
78.	Dividends	18
79.	Distribution otherwise than in cash	18
80.	Capitalisation of profits	19
81.	Retention of dividends	19
82.	Payments of dividends	19

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83.	Service of notices	20
84.	When notice taken to be served	20
85.	Shareholder not known at registered address	20
86.	Calculation of period of notice	20
87.	Notice to transferor binds transferee	20
88.	Service on deceased shareholders	20
89.	Distribution in specie	21
90.	Variation of rights of contributories	21
91.	Liability to calls	21
92.	Indemnity of officers, insurance and access	21
93.	Transitional provisions	22

4

Constitution of

Amcor Pty Ltd
ACN 000 017 372

Preliminary

The name of the Company is Amcor Pty Ltd.

The Company is a proprietary company limited by shares.

The replaceable rules in the Corporations Act do not apply to the Company.

Interpretation

1.                                      Interpretation

1.1                               In this Constitution unless the context requires otherwise:

Board means, if there is only one Director, that Director, but otherwise means the Directors for the time being of the Company or those of them who are present at a meeting at which there is a quorum.

call includes any instalment of a call and any amount due on allotment of any share.

Chairman means the Chairman of the Board or any other person occupying the position of chairman under Rule 36.

Chairman of the Board means the Director elected to the office of chairman under Rule 65.

Committee means a Committee to which powers have been delegated by the Board under Rule 67.1.

Company means Amcor Pty Ltd (ACN 000 017 372).

Constitution means this Constitution as amended.

Corporations Act means the Corporations Act 2001 (Cth).

Deputy Chairman of the Board means the Director elected to the office of deputy chairman under Rule 65.

Director means a person appointed to the office of Director of the Company in accordance with this Constitution and where appropriate includes an alternate Director.

Law means the Corporations Act and includes a reference to the Corporations Regulations 2001 (Cth).

Office means the registered office of the Company.

person and words importing persons include partnerships, associations and corporations, unincorporated and incorporated by Ordinance, Act of Parliament or registration as well as individuals.

Register means the register of shareholders of the Company.

registered address means the address of a shareholder specified on a transfer or any other address of which the shareholder notifies the Company as a place at which the shareholder is willing to accept service of notices.

retiring director means a Director who is required to retire or who ceases to hold office under Rule 59.

Rules means these Rules, as amended.

Secretary means a person appointed as, or to perform the duties of, Secretary of the Company.

securities includes shares, rights to shares, options to acquire shares and other securities with rights of conversion to equity and debentures, debenture stock, notes and other obligations of the Company.

shareholders present means the shareholder or shareholders present at a general meeting of the Company in person or by duly appointed representative, proxy or attorney.

writing and written includes printing, typing, lithography, facsimile and other modes of reproducing words in a visible form.

1.2                               A word or phrase which is given a meaning by the Law has the same meaning in this Constitution.  Words in the singular include the plural and vice versa.

1.3                               If at any time the Company has only one shareholder, then unless the contrary intention appears:

(a)                                 a reference in a Rule to ‘the shareholders’ is a reference to that shareholder;

(b)                                 without limiting Rule 1.3(a), a rule which confers a power or imposes an obligation on the shareholders to do a particular thing confers that power or imposes that obligation on that shareholder; and

(c)                                  Rule 42 applies to the passing of resolutions.

1.4                               If at any time the minimum number of Directors fixed under this Constitution is one and the Company in fact has only one Director, then unless the contrary intention appears:

(a)                                 a reference in a rule to ‘the Directors’ is a reference to that Director;

(b)                                 without limiting Rule 1.4(a), a rule which confers a power or imposes an obligation on the Directors to do a particular thing confers that power or imposes that obligation on that Director; and

(c)                                  Rule 62 does not apply.

1.5                               A reference to the Law or any other statute or regulation is to the Law, statute or regulation as modified or substituted.

1.6                               The headings do not affect the construction of this Constitution.

Shares

2.                                      Issue of shares with special rights

Without affecting any special rights conferred on the holders of any shares, any share in the capital of the Company may be issued with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise, as the Board may determine.

3.                                      Board’s power to issue shares

Except as provided by contract or this Constitution to the contrary, all unissued shares are under the control of the Board which may grant options on the shares, issue or otherwise dispose of the shares on the terms and conditions and for the consideration it thinks fit.  An issue of shares of the same class as an existing class of shares is not to be considered to constitute a variation of the rights of the holders of shares in the existing class.  Any Director or any person who is an associate of a Director may participate in any issue by the Company of securities.

4.                                      Surrender of shares

In its discretion, the Board may accept a surrender of shares by way of compromise of any question as to whether or not those shares have been validly issued or in any other case where the surrender is within the powers of the Company.  Any shares surrendered may be sold or re-issued in the same manner as forfeited shares.

5.                                      Joint holders

Where two or more persons are registered as the holders of any shares, they are considered to hold the shares as joint tenants with benefits of survivorship subject to the following provisions:

(a)                                 Number of holders

the Company is not bound to register more than four persons as the holders of the shares (except in the case of personal representatives of a deceased shareholder);

(b)                                 Liability for payments

the joint holders of the shares are liable severally as well as jointly in respect of all payments which ought to be made in respect of the shares;

(c)                                  Death of joint holder

on the death of any one of the joint holders, the survivor is the only person recognised by the Company as having any title to the shares but the Board may require evidence of death and the estate of the deceased joint holder is not released from any liability in respect of the shares;

(d)                                 Power to give receipt

any one of the joint holders may give a receipt for any dividend, bonus or return of capital payable to the joint holders;

(e)                                  Notices and certificates

only the person whose name stands first in the Register as one of the joint holders of the shares is entitled, if the Company determines to issue certificates for shares, to delivery of a certificate relating to the shares or to receive notices from the Company and any notice given to that person is considered to be notice to all the joint holders; and

(f)                                   Votes of joint holders

any one of the joint holders may vote at any meeting of the Company either personally or by duly authorised representative, proxy or attorney, in respect of the shares as if that joint holder was solely entitled to the shares.  If more than one of the joint holders are present personally or by duly authorised representative, proxy or attorney, only the vote of the joint holder whose name appears first in the Register counts.

6.                                      Non-recognition of equitable or other interests

Except as otherwise provided in this Constitution, or as required by law, the Company is entitled to treat the registered holder of any share as the absolute owner of the share and is not bound to recognise (even when having notice) any equitable or other claim to or interest in the share on the part of any other person.

Certificates

7.                                      Certificates

The Board may determine to issue certificates for shares or other securities of the Company, to cancel any certificates on issue, to replace lost, destroyed or defaced certificates on issue on the basis and in the form it thinks fit from time to time.

Calls

8.                                      Power to make calls

Subject to the terms on which any shares may have been issued, the Board may make calls on the shareholders in respect of money unpaid on their shares.  Each shareholder is liable to pay the amount of each call in the manner, at the time and at the place specified by the Board.  Calls may be made payable by instalments.

9.                                      Obligation for calls

The Company may make arrangements on the issue of shares for a difference between the holders of those shares in the amount of calls to be paid and the time of payment of the calls.

10.                               When a call is made

A call is taken to have been made at the time when the resolution of the Board authorising the call was passed.  The call may be revoked or postponed at the discretion of the Board at any time prior to the date on which payment in respect of the call is due.  The non-receipt of a notice of any call by, or the accidental omission to give notice of any call to, any shareholder, does not invalidate the call.

11.                               Interest on the late payment of calls

If any sum payable in respect of a call is not paid on or before the date for payment, the shareholder from whom the sum is due is to pay interest on the unpaid amount from the due date to the date of payment at the rate the Board determines.  The Board may waive the whole or part of any interest paid or payable under this Rule.

12.                               Instalments

If, by the terms of an issue of shares, any amount is payable in respect of any shares by instalments, every instalment is payable as if it is a call duly made by the Board of which due notice had been given, and all provisions of this Constitution with respect to the payment of calls and of interest or to the forfeiture of shares for non-payment of calls or with respect to liens or charges apply to the instalment and to the shares in respect of which it is payable.

Forfeiture and lien

13.                               Notice requiring payment of sums payable

If any shareholder fails to pay any sum payable in respect of any shares, either for issue money, calls or instalments, on or before the day for payment, the Board may serve a notice on the shareholder requiring that shareholder to pay the sum together with interest accrued and all expenses incurred by the Company by reason of the non-payment.  The notice may be served at any time whilst any part of the sum remains unpaid.

14.                               Time and place for payment

The notice referred to in Rule 13 is to name a day on or before which the sum, interest and expenses (if any) are to be paid and the place where payment is to be made and that, if payment is not made by the time and at the place specified, the shares in respect of which the sum is payable are liable to be forfeited.

15.                               Forfeiture on non-compliance with notice

If there is non-compliance with the requirements of any notice given under Rule 13, any shares in respect of which notice has been given may be forfeited by a resolution of the Board passed at any time after the day specified in the notice for payment.  The forfeiture is to include all dividends, interest and other money payable by the Company in respect of the forfeited shares and not actually paid before the forfeiture.

16.                               Notice of forfeiture

When any share is forfeited, notice of the resolution of the Board must be given to the shareholder in whose name the share was registered immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture must be made in the Register.  Failure to give notice or make the entry as required by this Rule does not invalidate the forfeiture.

17.                               Disposal of forfeited shares

Any forfeited share is considered to be the property of the Company and the Board may sell or otherwise dispose of or deal with the share in any manner it thinks fit and with or without any money paid on the share by any former holder being credited as paid up.

18.                               Annulment of forfeiture

At any time before any forfeited share is sold or otherwise disposed of, the Board may annul the forfeiture of the share on any condition it thinks fit.

19.                               Liability despite forfeiture

Any shareholder whose shares have been forfeited is, despite the forfeiture, liable to pay and must immediately pay to the Company all sums of money, interest and expenses owing on or in respect of the forfeited shares at the time of forfeiture, together with expenses and interest from that time until payment at the rate the Board determines.  The Board may enforce the payment or waive the whole or part of any sum paid or payable under this Rule as it thinks fit.

20.                               Company’s lien or charge

The Company has a first and paramount lien or charge for unpaid calls, instalments, interest due in relation to any calls or instalments and any amounts the Company is called on by law to pay in respect of the shares of a shareholder on shares registered in the name of the shareholder in respect of which the calls, instalments and interest are due and unpaid (whether then payable or not) or in respect of which the amounts are paid and on the proceeds of sale of the shares.  The lien or charge extends to all dividends and bonuses declared in respect of the shares but, if the Company registers a transfer of any shares on which it has a lien or charge without giving the transferee notice of any claim it may have at that time, the shares are freed and discharged from the lien or charge of the Company in respect of that claim.

21.                               Sale of shares to enforce lien

For the purpose of enforcing a lien or charge, the Board may sell the shares which are subject to the lien or charge in any manner it thinks fit and with or without giving any notice to the shareholder in whose name the shares are registered.

22.                               Title to shares forfeited or sold to enforce lien

22.1                        In a sale or a re-issue of forfeited shares or in the sale of shares to enforce a lien or charge, an entry in the Board’s minute book that the shares have been forfeited, sold or re-allotted in accordance with this Constitution is sufficient evidence of that fact as against all persons entitled to the shares immediately before the forfeiture, sale or re-issue of the shares.  The Company may receive the purchase money or consideration (if any) given for the shares on any sale or re-issue.

22.2                        In a re-issue, a certificate signed by a Director or the Secretary to the effect that the shares have been forfeited and the receipt of the Company for the price of the shares constitutes a good title to them.

22.3                        In a sale, the Company may appoint a person to execute a transfer in favour of the person to whom the shares are sold.

22.4                        On the issue of the receipt or the execution of the transfer the person to whom the shares have been re-allotted or sold is to be registered as the holder of the shares, discharged from all calls or other money due in respect of the shares prior to the re-issue or purchase and the person is not bound to see to the regularity of the proceedings or to the application of the purchase money or consideration and the person’s title to the shares is not affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or re-issue.

22.5        The net proceeds of any sale or re-issue are to be applied first in payment of all costs in relation to the enforcement of the lien or charge or the forfeiture and of the sale or re-issue, next in satisfaction of the amount in respect of which the lien or charge exists as is then payable to the Company (including interest) or the amount in respect of the forfeited shares then payable to the Company (including interest) and the residue (if any) paid to, or at the direction of, the person registered as the holder of the shares immediately prior to the sale or re-issue or to the person’s executors, administrators or assigns on the production of any evidence as to title required by the Board.

Payments by the Company

23.                               Payments by the Company

If any law of any place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment, or empowers any government or taxing authority or government official to require the Company to make any payment, in respect of any securities held either jointly or solely by any holder or in respect of any transfer of those securities or in respect of any interest, dividends, bonuses or other money due or payable or accruing due or which may become due or payable to the holder by the Company on or in respect of any securities or for or on account or in respect of any holder of securities, whether because of:

(a)                                 the death of the holder;

(b)                                 the non-payment of any income tax or other tax by the holder;

(c)                                  the non-payment of any estate, probate, succession, death, stamp or other duty by the holder or personal representative of that holder or by or out of the holder’s estate;

(d)                                 any assessment of income tax against the Company in respect of interest or dividends paid or payable to the holder; or

(e)                                  any other act or thing,

the Company in each case:

(i)                                     is to be fully indemnified from all liability by the holder or the holder’s personal representative and by any person who becomes registered as the holder of the securities on the distribution of the deceased holder’s estate;

(ii)                                  has a lien or charge on the securities for all money paid by the Company in respect of the securities because of any law;

(iii)                               has a lien on all dividends, bonuses and other money payable in respect of the securities registered in the Register as held either jointly or solely by the holder for all money paid or payable by the Company in respect of the securities because of any law, together with interest at a rate the Board may determine from the date of payment to the date of repayment, and may deduct or set off against any dividend, bonus or other money payable any money paid or payable by the Company together with interest;

(iv)                              may recover as a debt due from the holder or the holder’s personal representative or any person who becomes registered as the holder of the securities on the distribution of the deceased holder’s estate, any money paid by the Company because of any law which exceeds any dividend, bonus or other money then due or payable by the Company to the holder together with interest at a rate the Board may determine from the date of payment to the date of repayment; and

(v)                                 may, if any money is paid or payable by the Company under any law, refuse to register a transfer of any securities by the holder or the holder’s personal representative until the money and interest is set off or deducted or, where the money and interest exceeds the amount of any dividend, bonus or other money then due or payable by the Company to the holder or the holder’s personal representative, until the excess is paid to the Company.

Nothing in this Rule prejudices or affects any right or remedy which any law confers on the Company and any right or remedy enforceable by the Company, whether against the holder or the holder’s personal representative.

Transfer and transmission of securities

24.                               Instrument of transfer required

No transfer of any securities may be registered unless a proper instrument of transfer, in writing in the usual or common form or in any form the Board may prescribe or in a particular case accept, signed by both the transferee and transferor and duly stamped (if necessary) is delivered to the Company (but the Board may dispense with the execution of the instrument by the transferee if the Board thinks fit).

25.                               Board may refuse to register

The Board, in its discretion, may refuse to register any transfer of shares and may decline to give its reasons and grounds for doing so.

26.                               When transfer effective

The transferor is deemed to remain the holder of the securities transferred until the name of the transferee is entered in the Register.

27.                               Closing Register

The Register may be closed at any time the Board thinks fit.

28.                               Instrument of transfer and certificate (if any)

28.1                        Every transfer must be left for registration at the Office or any other place the Board determines.  Unless the Board otherwise determines either generally or in a particular case, the transfer is to be accompanied by the certificate for the securities to be transferred.  In addition, the transfer is to be accompanied by any other evidence which the Board may require to prove the title of the transferor, the transferor’s right to transfer the securities, due execution of the transfer or due compliance with the provisions of any law relating to stamp duty.

28.2                        Subject to Rule 28.1, on each application to register the transfer of any securities or to register any person as the holder in respect of any securities transmitted to that person by operation of law or otherwise, the certificate (if any) specifying the securities in respect of which registration is required must be delivered to the Company for cancellation and on registration the certificate is taken to have been cancelled.

28.3                        Each transfer which is registered may be retained by the Company for any period determined by the Board after which the Company may destroy it.

29.                               Transmission on death

The personal representative of a deceased shareholder (who is not one of several joint holders) is the only person recognised by the Company as having any title to securities registered in the name of the deceased shareholder.  Subject to compliance by the transferee with this Constitution, the Board may register any transfer signed by a shareholder prior to the shareholder’s death despite the Company having notice of the shareholder’s death.

30.                               Transmission by operation of law

A person (a transmittee) who establishes to the satisfaction of the Board that the right to any securities has devolved on the transmittee by will or by operation of law may be registered as a holder in respect of the securities or may (subject to the provisions in this Constitution relating to transfers) transfer the securities.  The Board has the same right to refuse to register the transmittee as would apply under Rule 25 if the transmittee was the transferee named in a transfer presented for registration.

Alteration of capital

31.                               Power to alter share capital

The Company in general meeting may reduce or alter its share capital in any manner provided by the Law.  The Board may do anything which is requited to give effect to any resolution authorising reduction or alteration of the share capital of the Company and, without limitation, may make provision for the issue of fractional certificates or sale of fractions of shares and distribution of net proceeds as it thinks fit.

General meetings

32.                               General meetings

A Director may convene a general meeting of the Company whenever the Director thinks fit.

33.                               Notice of general meeting

A notice of a general meeting must specify the place and time of the meeting, the general nature of the business to be transacted at the meeting and any other matters required by the Law.  The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to notice does not invalidate any resolution passed at that meeting.

34.                               Quorum at general meetings

34.1                        No business may be transacted at any general meeting, except the election of a Chairman and the adjournment of the meeting, unless a quorum is present at the commencement of the meeting.

34.2                        A quorum consists of:

(a)                                 if the number of shareholders entitled to vote is 2 or more — 2 of those shareholders; or

(b)                                 if only one shareholder is entitled to vote — that shareholder,

present at the meeting.

35.                               Adjournment in absence of quorum

If there is not a quorum at a general meeting within 30 minutes after the time specified in the notice of meeting, the meeting is dissolved, unless the Board adjourns the meeting to a date, time and place determined by it.  If no quorum is present at any adjourned meeting within 30 minutes after the time for the adjourned meeting, the meeting is dissolved.

36.                               Chairman of the meeting

36.1                        If the Board has elected a Chairman of the Board, that person is entitled to chair every general meeting.

36.2                        If at any general meeting the Chairman of the Board:

(a)                                 is not present at the specified time for holding the meeting; or

(b)                                 is present but is unwilling to act as chairman of the meeting,

the Deputy Chairman of the Board is entitled to chair the meeting.

36.3                        If at any general meeting:

(a)                                 there is no Chairman of the Board or Deputy Chairman of the Board;

(b)                                 the Chairman of the Board and Deputy Chairman of the Board are not present at the specified time for holding the meeting; or

(c)                                  the Chairman of the Board and the Deputy Chairman of the Board are present but each is unwilling to chair the meeting,

the Directors present may choose another Director to chair the meeting and if no Director is present or if each of the Directors present is unwilling to chair the meeting, a shareholder chosen by the shareholders present may chair the meeting.

37.                               General conduct of meeting

37.1                        The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting are as determined at, during or prior to the meeting by the Chairman.

37.2                        At any time the Chairman considers it necessary or desirable for the proper and orderly conduct of the meeting, the Chairman may demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the shareholders present.

37.3                        The Chairman may require the adoption of any procedures which are in the Chairman’s opinion necessary or desirable for the proper and orderly casting or recording of votes at any general meeting of the Company, whether on a show of hands or on a poll.

37.4                        Any determination by the Chairman in relation to matters of procedure or any other matter arising directly or indirectly from the business is at the Chairman’s sole discretion.  Any challenge to a right to vote (whether on a show of hands or on a poll) may only be made at the meeting and may be determined by the Chairman whose decision is final.

38.                               Adjournment

During the course of the meeting the Chairman may adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion either to a later time at the same meeting or to an adjourned meeting.  If the Chairman exercises a right of adjournment of a meeting under this Rule, the Chairman has the sole discretion to decide whether to seek the approval of the shareholders present to the adjournment and, unless the Chairman exercises that discretion, no vote may be taken by the shareholders present in respect of the adjournment.  No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

39.                               Voting on show of hands

Each question submitted to a general meeting is to be decided by a show of hands of the shareholders present and entitled to vote, unless a poll is demanded.  In the case of an equality of votes, the Chairman has, both on a show of hands and at a poll, a casting vote in addition to the vote or votes to which the Chairman may be entitled as a shareholder or as a proxy, attorney or duly appointed representative of a shareholder.  Unless a poll is demanded, a declaration by the Chairman that a resolution has been passed or lost is conclusive.

40.                               When a poll may be demanded

A poll may be demanded by a shareholder in accordance with the Law (and not otherwise) or by the Chairman.  No poll may be demanded on the election of a chairman of a meeting or, unless the Chairman otherwise determines, the adjournment of the meeting.  The demand for a poll may be withdrawn.

41.                               Taking a poll

41.1                        If a poll is demanded as provided in Rule 40, it is to be taken in the manner and at the time and place as the Chairman directs, and the result of the poll is the meeting’s resolution of the motion on which the poll was demanded.

41.2                        A demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.  A poll demanded on any question of adjournment is to be taken at the meeting and without adjournment.

42.                               Resolution of single shareholder

42.1                        When the Company has only one shareholder:

(a)                                 the Company may pass a resolution by the shareholder recording it and signing the record; and

(b)                                 the shareholder must give the Company notice in writing of any resolution passed under Rule 42.1(a) within 10 days of the passing of that resolution.

43.                               Special meetings

All the provisions of this Constitution as to general meetings apply to any special meeting of any class of shareholders which may be held under the operation of this Constitution or the Law.

Votes of shareholders

44.                               Voting rights

Subject to restrictions on voting affecting any class of shares and subject to Rules 5(f) and 47:

(a)                                 on a show of hands:

(i)                                     subject to paragraphs (ii) and (iii), each shareholder present has one vote;

(ii)                                  where a shareholder has appointed more than one person as representative, proxy or attorney for the shareholder, none of the representatives, proxies or attorneys is entitled to vote;

(iii)                               where a person is entitled to vote because of paragraph (i) in more than one capacity, that person is entitled only to one vote; and

(b)                                 on a poll, each shareholder present:

(i)                                     has one vote for each fully paid share held; and

(ii)                                  for each other share held, has a vote in respect of the share which carries the same proportionate value as the proportion of the amount paid up or agreed to be considered as paid up on the total issue price of that share at the time the poll is taken bears to the total issue price of the share.

45.                               Voting rights of personal representatives, etc

Where a person satisfies the Board at least 48 hours (or a lesser period as the Board may determine and stipulate in the notice of meeting) before the holding of a general meeting (unless the person has previously satisfied the Board as to the person’s right to vote) that the person is a personal representative as referred to in Rule 29 or a transmittee as referred to in Rule 30, the person may vote at the general meeting in the same manner as if the person were the registered holder of the securities referred to in Rule 29 or 30, as the case requires.

46.                               Proxies

46.1                        A shareholder who is entitled to attend and cast a vote at a meeting of the Company may appoint a person as a proxy to attend and vote for the shareholder in accordance with the Law but not otherwise.  A proxy appointed to attend and vote in accordance with the Law may exercise the rights of the shareholder on the basis and subject to the restrictions provided in the Law but not otherwise.

46.2                        A form of appointment of a proxy is valid if it is in accordance with the Law or in any form (including electronic) which the Board may prescribe or accept.

46.3                        Any appointment of proxy under Rule 46.2 which is incomplete may be completed by the Secretary on the authority of the Board and the Board may authorise completion of the proxy by the insertion of the name of any Director as the person in whose favour the proxy is given.

46.4                        Voting instructions given by a shareholder to a Director or employee of the Company who is appointed as proxy (Company Proxy) are valid only if contained in the form of appointment of the Company Proxy or, in the case of new instructions or variations to earlier instructions, if received at the Office before the meeting or adjourned meeting by a notice in writing signed by the shareholder.

46.5                        For the purposes of Rule 46.4 where a notice of meeting provides for electronic lodgement of proxies, a proxy lodged at the electronic address specified in the notice is taken to have been received at the office and validated by the shareholder if there is compliance with the requirements set out in the notice.

47.                               Validity, revocation

47.1                        The validity of any resolution is not affected by the failure of any proxy or attorney to vote in accordance with instructions (if any) of the appointing shareholder.

47.2                        A vote given in accordance with the terms of an instrument of proxy or power of attorney is valid despite the previous death or mental incapacity of the appointing shareholder, revocation of the instrument of proxy or power of attorney or transfer of the shares in respect of which the vote is given, provided no notice in writing of the death, mental incapacity, revocation or transfer has been received at the Office before the relevant meeting or adjourned meeting.

47.3                        A proxy is not revoked by the appointing shareholder attending and taking part in the meeting, unless the appointing shareholder actually votes at the meeting on the resolution for which the proxy is proposed to be used.

48.                               Board may issue forms of proxy

The Board may issue with any notice of general meeting of shareholders or any class of shareholders forms of proxy for use by the shareholders.  Each form may include the names of any of the Directors or of any other persons willing to act as proxies.  Where the form does not contain the name of a proxy the form is not for that reason invalid and is taken to be given in favour of the chairman of the meeting.  The forms may be worded so that a proxy may be directed to vote either for or against each or any of the resolutions to be proposed.

49.                               Attorneys of shareholders

Any shareholder may, by duly executed power of attorney, appoint an attorney to act on the shareholder’s behalf at all or certain specified meetings of the Company.  Before the attorney is entitled to act under the power of attorney, the power of attorney or proof of the power of attorney to the satisfaction of the Board must be produced for inspection at the Office or any other place the Board may determine together, in each case, with evidence of the due execution of the power of attorney as required by the Board.  The attorney may be authorised to appoint a proxy for the shareholder granting the power of attorney.

Directors

50.                               Number of Directors

The number of Directors (not including alternate Directors) must be not less than one nor more than ten unless otherwise determined by general meeting.  Each Director is to be a natural person.

51.                               Power to appoint Directors

51.1                        The holder or holders of a majority of the issued shares in the capital of the Company conferring the right to vote at all general meetings of the Company may appoint any person to be a director to fill a vacancy or as an addition to the existing directors or remove a director from office.

51.2                        The directors (or, where there is only one director in office at the relevant time, that director) may appoint any person to be a director to fill a vacancy or as an addition to the existing directors.

51.3                        Any appointment or removal under Rule 51.1 must be in writing signed by or on behalf of the holder or holders of a majority of the issued shares in the capital of the Company conferring the right to vote at all general meetings of the Company.  Any such appointment or removal will take effect immediately on delivery of the instrument of appointment or removal to the registered office of the Company.

52.                               Remuneration of Directors

52.1                        As remuneration for services each Director is to be paid out of the funds of the Company a sum per annum (accruing from day to day) determined by the Company in general meeting.  The Board may determine to suspend, reduce or postpone payment of any remuneration if it thinks fit.  Any amount which may be paid by the Company under Rule 52.2, 53 or 92 does not constitute remuneration for the purpose of this Rule.

52.2                        Every Director may be paid from Company funds all reasonable travel, accommodation and other expenses incurred by the Director in attending meetings of the Company or of the Board or of any Committees or while engaged on the business of the Company.

53.                               Retirement benefits

Any person (including an officer of the Company) may be paid a benefit in connection with the retirement from office of any officer of the Company, in accordance with the Law.  The Board may make arrangements with any officer with respect to, providing for, or effecting payment of, benefits in accordance with this Rule.

54.                               Directors may contract with Company

54.1                        A Director is not disqualified by the office of Director from contracting or entering into any arrangement with the Company either as vendor, subscriber, purchaser or otherwise and no contract or arrangement entered into with the Company by a Director nor any contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested may be avoided for that reason.  A Director is not liable to account to the Company for any profit derived from any contract or arrangement by reason only of the office as director or the fiduciary relationship it entails.

54.2                        Except where a Director is constrained by the Law, a Director may be present at a meeting of the Board while a matter in which the Director has an interest is being considered and may vote in respect of that matter.

54.3                        Despite having an interest in any contract or arrangement a Director may participate in the execution of any document evidencing or otherwise connected with the contract or arrangement, whether by signing, sealing or otherwise.

55.                               Director may hold other office

55.1                        A Director may hold any other office or position under the Company (except that of auditor) in conjunction with the office of Director, on terms and at a remuneration in addition to remuneration (if any) as a Director, as the Board approves.

55.2                        A Director may be or become a director of or hold any other office or position under any corporation promoted by the Company, or in which it may be interested, whether as a vendor or shareholder or otherwise, or with any other corporation or organisation, and the Director is not accountable for any benefits received as a director or shareholder of, or holder of any other office or position under the corporation or organisation.

56.                               Exercise of voting power in other corporations

The Board may exercise the voting power conferred by the shares in any corporation held or owned by the Company as the Board thinks fit (including the exercise of the voting power in favour of any resolution appointing the Directors or any of the directors of that corporation or voting or providing for the payment of remuneration to the directors of that corporation) and a Director of the Company may vote in favour of the exercise of those voting rights, despite the fact that the Director is, or may be about to be appointed, a director of that other corporation and may be interested in the exercise of those voting rights.

57.                               Directors may lend to the Company

Subject to the Law, any Director may lend money to the Company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the Company and underwrite or guarantee the subscription of shares or securities of the Company or of any corporation in which the Company may be interested without being disqualified in respect of the office of Director and without being liable to account to the Company for the commission or profit.

Alternate Directors

58.                               Director may appoint alternate Director

Subject to this Constitution, each Director may appoint any person (who, if there are other Directors, is approved by a majority of the other Directors) to act as an alternate Director in the Director’s place, either for a stated period or until the happening of a specified event, whenever by absence, illness or other circumstance the Director is unable to attend to duties as a director.  The appointment must be in writing and signed by the Director and a copy of the appointment must be given to the Office or to a meeting of the Board.  The appointment takes effect on (if there are other Directors) approval by a majority of the other Directors or where the approval has been granted at any later time specified in the appointment.  The following provisions apply to any alternate Director:

(a)                                 the appointment of the alternate Director is terminated or suspended from office on receipt at the Office of notice in writing from the Director by whom the alternate Director was appointed;

(b)                                 the alternate Director is entitled to receive notice of meetings of the Board and to attend and vote at the meetings if the Director by whom the alternate Director was appointed is not present;

(c)                                  the alternate Director is entitled to exercise all the powers (except the power to appoint an alternate Director) and perform all the duties of a Director, to the extent the Director by whom the alternate Director was appointed has not exercised or performed them or they have not been limited by the instrument appointing the alternate Director;

(d)                                 the alternate Director is not, unless the Board otherwise determines, (without affecting the right to reimbursement for expenses under Rule 52.2) entitled to receive any remuneration as a Director from the Company, and any remuneration (not including remuneration authorised by the Board or reimbursement for expenses) paid to the alternate Director by the Company is to be deducted from the remuneration of the Director by whom the alternate Director was appointed;

(e)                                  the office of the alternate Director is terminated on the death of, or termination of office by, the Director by whom the alternate Director was appointed;

(f)                                   the alternate Director is not to be taken into account in determining the number of Directors; and

(g)                                  the alternate Director is, while acting as a Director, responsible to the Company for the alternate Director’s own acts and defaults.

Termination of office of Director

59.                               Cessation of directorship

A person ceases to be a Director and the office of Director is vacated immediately if the person:

(a)                                 is employed by the Company or a related body corporate of the Company and such employment is terminated or that person resigns from such employment;

(b)                                 is removed from office as a Director by a resolution of the Company;

(c)                                  resigns as a Director in accordance with this Constitution;

(d)                                 is subject to assessment or treatment under any mental health law and the Board resolves that the person should cease to be a Director;

(e)                                  dies; or

(f)                                   is disqualified from acting as a director under the Corporations Act.

Managing Director

60.                               Appointment of a Managing Director

The Board may appoint one or more of its members to be Managing Director (who may bear that title or any other title determined by the Board) for a period ending on the happening of events (if any) stipulated by the Board (and, in any event, upon the Managing Director ceasing to hold office as a Director), and at a remuneration which may be by way of salary or commission on or participation in profits or by any or all of these methods and otherwise on terms determined by the Board.  The Board may confer on and withdraw from a Managing Director any of the powers exercisable under this Constitution by the Board as it thinks fit and on any conditions it thinks expedient but the conferring of powers by the Board on a Managing Director does not exclude the exercise of those powers by the Board.  A Managing Director’s appointment automatically terminates if the Managing Director ceases to be a Director for any reason.

Proceedings of Directors

61.                               Procedures relating to Board meetings

The Board may meet together, adjourn and otherwise regulate its meetings as it thinks fit.  The Board may at any time, and the Secretary, on the request of any two Directors, must, convene a meeting of the Board.  Notice of a meeting of the Board may be given by mail (electronic or otherwise), personal delivery or facsimile transmission to the usual place of business or residence of the Director or at any other address given to the Secretary by the Director or by any technology agreed by all Directors.

62.                               Quorum at Board meetings

62.1                        No business may be transacted at a meeting of Directors unless a quorum of Directors is present at the time the business is dealt with.

62.2                        A quorum consists of:

(a)                                 if the Directors have fixed a number for the quorum, that number of Directors; and

(b)                                 in any other case, 2 Directors,

present at the meeting of Directors.

63.                               Meetings by telephone or other means of communication

63.1                        The Board may meet together to attend to business and adjourn and otherwise regulate their meetings as the Board decides

63.2                        The contemporaneous linking together by telephone or other electronic means of a sufficient number of Directors to constitute a quorum, constitutes a meeting of the Board.  All the provisions in this Constitution relating to meetings of the Board apply, as far as they can and with any necessary changes, to meetings of the Board by telephone or other electronic means.

63.3                        A meeting conducted by telephone or by other electronic means is taken to be held at the place where the chairman of the meeting is or at such other place the chairman of the meeting decides, as long as at least one of the Directors involved was at that place for the duration of the meeting.

63.4                        A Director taking part in a Board meeting by telephone or other electronic means is to be taken to be present in person at the meeting and all Directors participating in the meeting will (unless there is a specific statement otherwise) be taken to have consented to the holding of the meeting by the relevant electronic means.

63.5                        If, before or during the meeting, any technical difficulty occurs where one or more Directors cease to participate, the chairman may adjourn the meeting until the difficulty is remedied or may, where a quorum of Directors remains present, continue with the meeting.

64.                               Votes at meetings

Questions arising at any meeting of the Board are decided (where there is more than one Director of the Company) by a majority of votes.  The Chairman does not have a casting vote.

65.                               Chairman and Deputy Chairman

65.1                        The Board may elect a Director to the office of chairman of the Board and may elect one or more Directors to the office of deputy chairman of the Board.  The Board may determine the period for which those offices will be held.

65.2                        The Chairman of the Board is entitled (if present within 10 minutes after the time appointed for the meeting and willing to act) to preside as chairman at a meeting of the Board.

65.3                        If at a meeting of the Board:

(a)                                 no Chairman of the Board is elected;

(b)                                 the Chairman of the Board is not present within 10 minutes after the time specified for holding the meeting; or

(c)                                  the Chairman of the Board is present within that time but is not willing or declines to act as chairman for the meeting,

the Deputy Chairman, if any, is entitled to be chairman of the meeting.  In the absence of a Deputy Chairman, or if the Deputy Chairman is unwilling or declines to act as chairman of the meeting, the Directors present may choose one of their number to be chairman of the meeting.

66.                               Powers of meetings

A meeting of the Board at which a quorum is present is competent to exercise any of the authorities, powers and discretions for the time being vested in or exercisable by the Board.

67.                               Committees

67.1                        The Board may delegate any of its powers to Committees consisting of any one or more Directors or any other person or persons as the Board thinks fit.  In the exercise of delegated powers, any Committee formed or person or persons appointed to the Committee must conform to any regulations that may be imposed by the Board.  A delegate of the Board may be authorised to sub-delegate any of the powers for the time being vested in the delegate.

67.2                        The meetings and proceedings of any Committee are to be governed by the provisions of this Constitution for regulating the meetings and proceedings of the Board so far as they are applicable and are not superseded by any regulations made by the Board under Rule 67.1.

68.                               Validity of acts

68.1                        All actions at any meeting of the Board or by a Committee or by any person acting as a Director are, despite the fact that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the Committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been duly appointed and was qualified and continued to be a Director or a member of the Committee.

69.                               Resolution in writing

69.1                        Subject to Rule 69.6, if all the Directors (other than any Director on leave of absence approved by the Directors, any Director who disqualifies himself or herself from considering the resolution in question and any Director who would be prohibited by the Law from voting on the resolution in question) sign or consent to a written resolution, and the Directors who sign or consent to the resolution would have constituted a quorum at a meeting of the Board held to consider that resolution, then that resolution is taken to have been passed by a meeting of the Board and is effective when signed by the last of such Directors.

69.2                        A Director may consent to a resolution by:

(a)                                 signing the document containing the resolution (or a copy of that document);

(b)                                 giving to the Company a written notice (including by fax to its registered office or other electronic means) addressed to the Secretary or to the Chairman of the Board signifying assent to the resolution and either setting out its terms or otherwise clearly identifying them; or

(c)                                  telephoning the Secretary or the Chairman of the Board and signifying assent to the resolution and clearly identifying its terms.

69.3                        Where a document is consented to in accordance with rule 69.1, the document is to be taken as a minute of a meeting of Directors.

69.4                        The resolution may consist of several documents in the same form, each signed by one or more of the Directors.

69.5                        For the purposes of this Rule, the references to Directors include any alternate Director for the time being present in Australia who is appointed by a Director not for the time being present in Australia but do not include any other alternate Director.

69.6                        Where there is only one Director of the Company:

(a)                                 the Director may pass a resolution by the Director recording it and signing the record; and

(b)                                 nothing in this Constitution limits the powers of that Director under the Law to:

(i)                                     pass a resolution; or

(ii)                                  make a declaration,

by recording it and signing the record.

The Director must give the Company notice in writing of any resolution passed under this Rule 69.6 within 10 days of the passing of that resolution.

Powers of the Board

70.                               General powers of the Board

The management and control of the business and affairs of the Company are vested in the Board, which (in addition to the powers and authorities conferred on it by this Constitution) may exercise all powers and do all things as are within the power of the Company and are not by this Constitution or by law directed or required to be exercised or done by the Company in general meeting.

71.                               Powers of the board

If the Company is a wholly owned subsidiary, the Directors may, in the exercise of their powers as Directors of the Company, take into account and act in the best interests of the holding company.

72.                               Power to borrow and guarantee

Without limiting the generality of Rule 70, the Board may exercise all the powers of the Company to raise or borrow money, may guarantee the debts or obligations of any person and may enter into any other financing arrangement, in each case in the manner and on the terms it thinks fit.

73.                               Power to give security

Without limiting the generality of Rule 70, the Board may charge any property or business of the Company or any of its uncalled capital and may issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person, in each case in the manner and on the terms it thinks fit.

74.                               Power to authorise debenture holders, etc to make calls

Without limiting the generality of Rule 70, if any uncalled capital of the Company is included in or charged by any debenture, mortgage or other security, the Board, may authorise the person in whose favour the debenture, mortgage or other security is executed or any other person in trust for the person to make calls on the shareholders in respect of that uncalled capital and to sue in the name of the Company or otherwise for the recovery of money becoming due in respect of calls made and to give valid receipts for that money, and the authority continues for the duration of the debenture, mortgage or other security, despite any change in the Directors, and is assignable if expressed to be.

75.                               Power to issue bond, debenture or other security

Any bond, debenture or other security may be issued with or without the right of or obligation on the holder to exchange the bond, debenture or security in whole or in part for shares in the Company at any time and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and with the general rights and on the conditions as the Board thinks fit.

76.                               Personal liability of officer

If any Director or any officer of the Company is or may become personally liable for the payment of any sum which is or may become primarily due from the Company, the Board may charge the whole or any part of the assets of the Company by way of indemnity to secure the Director or officer from any loss in respect of the liability.

77.                               Seal and document execution

77.1                        The Company may have a common seal and a duplicate common seal.

77.2                        If the Company has a common seal the seal may be used only as determined by the Board (or by a committee of the Directors authorised by the Board to authorise the use of the seal) and each document to which the seal is fixed must be signed by:

(a)                                 two Directors;

(b)                                 a Director and a Secretary;

(c)                                  if the Company has a sole Director who is also a sole Secretary, that Director; or

(d)                                 if the Company has a sole Director and no Secretary, that Director.

77.3                        If the Company has a sole Director and no Secretary, a document will be taken to be duly executed by the Company if it is signed by that Director.

Dividends

78.                               Dividends

78.1                        The Board may pay any dividends that, in their judgement, the financial position of the Company justifies.

78.2                        The Board may rescind a decision to pay a dividend if it decides, before the payment date, that the Company’s financial position no longer justifies the payment or that it is otherwise in the best interests of the company that the dividend decision be rescinded.

78.3                        The Board may pay any dividend required to be paid under the terms of issue of a share.

78.4                        Subject to any rights or restrictions attached to any shares or class of shares:

(a)                                 all dividends must be paid equally on all shares, except that a partly paid share confers an entitlement only to the proportion of the dividend which the amount paid (not credited) on the share is of the total amounts paid and payable (excluding amounts credited);

(b)                                 for the purposes of Rule 78.4(a), unless the Board decides otherwise, an amount paid on a share in advance of a call is to be taken as not having been credited as paid on the share; and

(c)                                  interest is not payable by the Company on any dividend.

78.5                        The Board may fix a record date in respect of a dividend.

78.6                        A dividend in respect of a share must be paid to the person who is registered as the holder of the share:

(a)                                 where the Board has fixed a record date in respect of the dividend, on that date; or

(b)                                 where the Board has not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend,

and a transfer of a share that is not registered on or before that date is not effective, as against the Company, to pass any right to the dividend.

78.7                        The Board may retain from any dividend payable to a shareholder all amounts presently payable by the shareholder to the Company and apply the amount so retained to the amount owing.

79.                               Distribution otherwise than in cash

When resolving to pay a dividend, the Board may direct payment of the dividend from any available source permitted by law, including:

(a)                                 wholly or in part by the distribution of specific assets, including paid-up shares or other securities of the Company or of another body corporate, either generally or to specific shareholders; and

(b)                                 to particular shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.  The Board may determine this despite the fact that the dividend may form part of the assessable income for taxation purposes of some shareholders, and may not form part of the assessable income of others.

80.                               Capitalisation of profits

80.1                        Subject to any rights or restrictions attached to any shares or class of shares and any special resolution of the Company, the Board may resolve that the whole or any portion of any sum forming part of the undivided profits of the Company or standing to the credit of any reserve or other account, and which is available for distribution, be capitalised and distributed to shareholders in the same proportions in which the shareholders would be entitled to receive it if distributed by way of dividend or in accordance with either the terms of issue of any shares or the terms of any plan for the issue of securities for the benefit of officers or employees and that all or any part of the sum be applied on their behalf either in paying up the amounts for the time being unpaid on any issued shares held by them, or in paying up in full unissued shares or other securities of the Company to be issued to them accordingly, or partly in one way and partly in the other.

80.2                        The Board may specify the manner in which any fractional entitlements and any difficulties relating to distribution are to be dealt with, including specifying that fractions are to be disregarded or that any fractional entitlements are to be increased to the next whole number or that payments in cash in lieu of fractional entitlements be made.

80.3                        The Board may make all necessary appropriations and applications of the amount to be capitalised under Rule 80.1 and all necessary allotments and issues of fully paid shares or debentures.

80.4                        Where required, the Board may appoint a person to sign a contract on behalf of the shareholders entitled on a capitalisation to any shares or other securities, which provides for the issue to them, credited as fully paid, of any further shares or other securities or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by the application of their respective proportions of the sum resolved to be capitalised.

81.                               Retention of dividends

The Board may retain the dividends payable on securities referred to in Rules 29 and 30 until the personal representative or the transmittee (as the case requires) becomes registered as the holder of the securities or duly transfers them.  The Board may retain any dividends in respect of which (or in respect of the shares on which the dividend is payable) the Company has a lien or charge under Rule 20 and may apply any retained dividends towards satisfaction of the calls, instalments or sums owing in respect of which the lien or charge exists.

82.                               Payments of dividends

82.1                        Payment of any dividend or any other amount in respect of a share may be made in any manner and by any means as determined by the Board.  Different methods of payment may apply to different shareholders or groups of shareholders (such as overseas shareholders).  Without limiting any other method of payment which the Board may adopt, payment in respect of a share may be made:

(a)                                 by such electronic or other means approved by the Board directly to an account (of a type approved by the Board) nominated in writing by the shareholder or the joint holders; or

(b)                                 by cheque sent to the address of the holder as shown in the register of shareholders, or in the case of joint holders, to the address shown in the register of shareholders as the address of the joint holder first named in that register, or to such other address as the holder or joint holders direct in writing.

82.2                        A cheque sent under rule 82.1(b) may be made payable to bearer or to the order of the shareholder to whom it is sent or another person that the shareholder directs and is sent at the shareholder’s risk.

82.3                        If the Board decides that payments will be made by electronic transfer into an account (of a type approved by the Board) nominated by a shareholder, but no such account is nominated by the shareholder or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the shareholder nominates a valid account.

82.4                        Where a shareholder does not have a registered address or the Company believes that a shareholder is not known at the shareholder’s registered address, the Company may credit an amount payable in respect of the shareholder’s shares to an account of the Company to be held until the shareholder claims the amount payable or nominates a valid account.

82.5                        An amount credited to an account under Rules 82.3 or 82.4 is to be treated as having been paid to the shareholder at the time it is credited to that account.  The Company will not be a trustee of the money and no interest will accrue on the money.  The money may be used for the benefit of the Company until claimed or disposed of in accordance with the laws relating to unclaimed monies.

82.6                        Payments of dividends and other distributions by the Company may be made in Australian dollars or any other currency determined by the Board in its discretion.  Payments in different currencies may be made to different shareholders as determined by the Board in its discretion.  If a payment is made in a currency other than Australian dollars the Board may determine in its discretion the appropriate exchange rate and the time of calculation to calculate the amount payable in the relevant currency.  The determinations of the Board are, in the absence of manifest error, final.

Notices

83.                               Service of notices

A notice may be given by the Company to any shareholder, or in the case of joint holders to the shareholder whose name stands first in the Register, personally, by leaving it at the shareholder’s registered address or by sending it by prepaid post or facsimile transmission addressed to the shareholder’s registered address or, in any other case, by other electronic means determined by the Board.  If the notice is signed, the signature may be original or printed.

84.                               When notice taken to be served

Any notice sent by post is taken to have been served at the expiration of 24 hours after the envelope containing the notice is posted and, in proving service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted.  Any notice served on a shareholder personally or left at the shareholder’s registered address is taken to have been served when delivered.  Any notice served on a shareholder by facsimile transmission is taken to have been served when the transmission is sent.

85.                               Shareholder not known at registered address

Where a shareholder does not have a registered address or where the Company has a reason in good faith to believe that a shareholder is not known at the shareholder’s registered address, a notice is taken to be given to the shareholder if the notice is exhibited in the Office for a period of 48 hours (and is taken to be duly served at the commencement of that period) unless and until the shareholder informs the Company of a registered place of address.

86.                               Calculation of period of notice

If a given number of days’ notice or notice extending over any other period is required to be given the day of service is not to be counted in the number of days or other period.

87.                               Notice to transferor binds transferee

Every person who, by operation of law, transfer or any other means, becomes entitled to be registered as the holder of any shares is bound by every notice which, prior to the person’s name and address being entered in the Register in respect of the shares, was duly given to the person from whom the title to the shares is derived.

88.                               Service on deceased shareholders

A notice served in accordance with this Constitution is (despite the fact that the shareholder is then dead and whether or not the Company has notice of the shareholder’s death) taken to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by the shareholder, until some other person is registered in the shareholder’s place as the holder or joint holder.  The service is sufficient service of the notice or document on the shareholder’s personal representative and any persons jointly interested with the shareholder in the shares.

Winding up

89.                               Distribution in specie

If the Company is wound up, whether voluntarily or otherwise, the liquidator may divide among all or any of the contributories as the liquidator thinks fit in specie or kind any part of the assets of the Company, and may vest any part of the assets of the Company in trustees on any trusts for the benefit of all or any of the contributories as the liquidator thinks fit.

90.                               Variation of rights of contributories

Any division may be otherwise than in accordance with the legal rights of the contributories and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part, but if any division otherwise than in accordance with the legal rights of the contributories is determined, any contributory who would be prejudiced by the division has a right to dissent and ancillary rights as if the determination were a special resolution passed under the Law relating to the sale or transfer of the Company’s assets by a liquidator in a voluntary winding up.

91.                               Liability to calls

If any shares to be divided in accordance with Rule 89 involve a liability to calls or otherwise, any person entitled under the division to any of the shares may, by notice in writing within ten business days after the passing of the special resolution, direct the liquidator to sell the person’s proportion and pay the person the net proceeds and the liquidator is to act accordingly, if practicable.

Indemnity, insurance and access

92.                               Indemnity of officers, insurance and access

92.1                        The Company is to indemnify each officer of the Company out of the assets of the Company on a full indemnity basis and to the full extent permitted by law against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer.

92.2                        Where the Board considers it appropriate, the Company may execute a documentary indemnity in any form in favour of any officer of the Company or a subsidiary.

92.3                        Where the Board considers it appropriate, the Company may to the extent permitted by law:

(a)                                 purchase and maintain insurance; or

(b)                                 pay or agree to pay a premium for insurance,

for each officer of the Company against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer, including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending or responding to proceedings, whether civil or criminal and whatever their outcome; and

(c)                                  bind itself in any contract or deed with any officer of the Company to make the payments.

92.4                        Where the Board considers it appropriate, the Company may:

(a)                                 give a former Director access, for a specified period, to certain papers, including documents provided or available to the Board and other papers referred to in those documents; and

(b)                                 bind itself in any contract with a Director or former Director to give the access.

92.5                        Nothing in Rule 92:

(a)                                 affects any other right or remedy that a person to whom those rules apply may have in respect of any liability referred to in this Rule;

(b)                                 limits the capacity of the Company to indemnify or provide or pay for insurance for any person to whom this Rule does not apply; or

(c)                                  limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of this Constitution.

92.6                        In this Rule 92:

(a)                                 officer means:

(i)                                     a Director or secretary of the Company; or

(ii)                                  a person appointed as a trustee by, or acting as a trustee at the request of, the Company,

and includes a former officer of the Company.

(b)                                 duties of the officer includes, in any particular case where the Board considers it appropriate, duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by the Company or, where applicable, the subsidiary of the Company to any other corporation.

(c)                                  liability means all costs, charges, losses, damages, expenses, penalties and liabilities of any kind including, in particular, legal costs incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, tribunal, government authority or other body.

93.                               Transitional provisions

This Constitution must be interpreted in such a way that:

(a)                                 every Director, Managing Director and secretary in office in that capacity immediately before this Constitution is adopted continues in office subject to, and is taken to have been appointed or elected under, this Constitution;

(b)                                 any register maintained by the Company immediately before this Constitution is adopted is taken to be a register maintained under this Constitution;

(c)                                  any seal adopted by the Company immediately before this Constitution is adopted is taken to be a seal which the Company has under a relevant authority given by this Constitution;

(d)                                 unless a contrary intention appears in this Constitution, all persons, things, agreements and circumstances appointed, approved or created by or under the constitution of the Company in force before this Constitution is adopted, continue to have the same status, operation and effect after this Constitution is adopted; and

(e)                                  except where expressly stated to the contrary, the adoption of this Constitution does not alter the rights attaching to any class of shares which exist at the date this Constitution is adopted.